Exhibit 99.1

Rackable Systems Announces First Quarter 2007 Results
and Management Changes

MILPITAS, CA - April 26, 2007 - Rackable Systems, Inc., (NASDAQ: RACK) a provider of servers and storage products for scale out data center deployments, today announced financial results for the first quarter of 2007.

Q1 Results

Total revenue for the first quarter ended March 31, 2007 was $72.0 million, down 15% from $84.4 million in the first quarter of 2006. GAAP gross margin for the first quarter was 12.5% compared to 23.1% in the same period a year ago. GAAP net loss for the first quarter was $10.2 million or ($0.36) per share, compared to GAAP net income of $6.0 million or $0.23 per diluted share in the same period a year ago.

Non-GAAP gross margin for the first quarter was 13.5% compared to 23.9% in the same period a year ago. Non-GAAP net loss for the first quarter was $3.6 million or ($0.13) per diluted share, compared to non-GAAP net income of $7.9 million or $0.30 per diluted share in the same period a year ago. The reconciliation between GAAP and non-GAAP net income (loss), gross margin and net income (loss) per share is provided in the financial tables accompanying this press release.

“While our first quarter revenue was within the range we provided on our fourth quarter 2006 earnings call, we experienced a challenging quarter from a margin and bottom-line perspective,” said Tom Barton, Chief Executive Officer of Rackable Systems. “As we noted on our April 5th conference call, the key factor affecting our performance during the quarter was aggressive pricing from competitors for orders at our top three accounts. However, we are encouraged by the progress we’ve made over the past thirty days in assessing our long-term business model. These steps include a newly-defined plan for handling business at our largest accounts, a strategy for diversifying our sources of revenue, and a focus on higher gross margin products. We believe we have the right team and strategy in place to stabilize gross margin attainment and improve long-term profitability."

Rackable Systems ended the quarter with $170.1 million of cash, cash equivalents and short-term investments compared to $160.5 million as of the end of the year, an increase of $9.6 million. Cash flow from operations for the three months ended March 31, 2007 was $10.4 million compared to cash flow from operations of $3.1 million for the same period a year ago.

Management Changes

Effective immediately, the company has promoted Gautham Sastri, the founder and former CEO of Terrascale, which the company acquired in September 2006, to Chief Operating Officer. Mr. Sastri will be primarily responsible for overseeing the company’s engineering, operations and quality organizations. Todd Ford will be assuming the title of Executive Vice President and will be responsible for a variety of strategic initiatives. Mr. Ford will remain with the company until the end of the year. Tom Barton will re-assume the additional role and title of President.

Q2 Outlook

For the second quarter of 2007, the company is projecting revenues between $75 and $85 million.

Conference Call Information

Rackable Systems will discuss these financial results and its outlook for the second quarter of 2007 in a conference call at 1:30 p.m. PDT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the company's website at www.rackable.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until Tuesday, May 1, at 9:00 p.m. PDT and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering confirmation code 8481455.

Cautionary Statement Regarding Forward Looking Statements

The statements in this press release regarding the company’s projections regarding its second quarter 2007 financial results and its belief that Mr. Ford will remain with the company trough year-end, are forward-looking statements. Actual results may differ materially due to a number of risks and uncertainties including: Rackable Systems operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on Rackable Systems' products, which would negatively affect Rackable Systems' gross and operating margins, as well as other financial measures; a significant portion of the company's revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on Rackable Systems' financial performance; orders for Rackable Systems' products can be received at the end of the quarter, and so a delay in placing an order could have a significant negative effect on Rackable Systems' financial performance for the quarter; the failure of the RapidScale products to achieve market acceptance; Rackable Systems is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting Rackable Systems' gross margins as well as other financial measures; Rackable Systems may be required to write-off significant amounts of excess and obsolete inventory; and new products by competitors may come on the market, which would decrease the demand for Rackable Systems' products. Detailed information about potential factors that could affect Rackable Systems' business, financial condition and results of operations is included in Rackable Systems' Annual Report on Form 10-K under the caption "Risks Relating to Our Business and Industry," in Item 1A of that report, filed with the Securities and Exchange Commission (the "SEC") on February 28, 2007 and available at the SEC's Web site at www.sec.gov. Rackable Systems undertakes no responsibility to update the information in this press release.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information represent financial measures used by Rackable Systems' management to evaluate the operating performance of the company and to conduct its business operations. Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income (loss) and net income (loss) per share discussed in this press release exclude stock-based compensation expense, amortization of intangibles and other assets recorded in connection with the Terrascale acquisition, amortization of patents and customer list in connection with the acquisition of the company's predecessor, cash payments related to the Terrascale acquisition, and related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP gross margin and non-GAAP net income (loss) certain items, whether or not recurring, to facilitate its review of the comparability of the company's core operating performance on a period to period basis because such items are not related to the company's ongoing core operating performance as viewed by management. Management uses this view of the company's operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance in the same way that management evaluates Rackable Systems' financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the company's business, such as the granting of equity compensation awards and the acquisition of Terrascale, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. For example, the benefits of having acquired intangible assets may be reflected in the company's financial performance, but the amortization of those intangibles is not. Hence, non-GAAP financial measures should not be considered in isolation from the company's GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the company's SEC filings.

About Rackable Systems

Rackable Systems, Inc. is a provider of servers and storage products for scale out data center deployments. The company's servers are designed to provide benefits in the areas of density, thermal efficiency, serviceability, power distribution and remote management. Founded in 1999 and based in Milpitas, California, Rackable Systems serves Internet, semiconductor design, enterprise software, federal government, entertainment, financial services, oil and gas exploration and biotechnology customers worldwide.

Rackable Systems® is a registered trademark of Rackable Systems, Inc.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 30,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,652	$30,446
Short-term investments	117,451	130,025
Accounts receivable, net	69,143	104,070
Inventories	68,862	68,137
Deferred income taxes	7,408	7,408
Deferred cost of sales	345	2,375
Prepaids and other current assets	15,433	12,934
Total current assets	331,294	355,395
PROPERTY AND EQUIPMENT—Net	6,870	5,372
GOODWILL	23,021	22,871
INTANGIBLE ASSETS—Net	13,275	14,007
OTHER ASSETS	15,564	9,125
TOTAL	$390,024	$406,770

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$48,299	$61,102
Accrued expenses	17,304	19,894
Income taxes payable	557	247
Deferred revenue	3,994	5,972
Total current liabilities	70,154	87,215
DEFERRED INCOME TAXES	701	431
DEFERRED RENT	217	23
DEFERRED REVENUE	3,167	3,412
OTHER LONG-TERM LIABILITIES	253	—
Total liabilities	74,492	91,081

STOCKHOLDERS’ EQUITY	315,532	315,689
TOTAL	$390,024	$406,770

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2007	2006
REVENUE	$72,023	$84,392
COST OF REVENUE	62,999	64,898
GROSS PROFIT	9,024	19,494
OPERATING EXPENSES:
Research and development (1)	6,836	1,798
Sales and marketing (2)	8,722	4,848
General and administrative (3)	11,340	3,530
Total operating expenses	26,898	10,176
INCOME (LOSS) FROM OPERATIONS	(17,874)	9,318

OTHER INCOME (EXPENSE)—Net:
Interest income	1,853	664
Interest expense	(3)	—
Other income (expense)—net	(47)	244
Total other income—net	1,803	908
INCOME(LOSS) BEFORE INCOME TAX PROVISION	(16,071)	10,226
INCOME TAX BENEFIT (PROVISION)	5,914	(4,254)
NET INCOME (LOSS)	$(10,157)	$5,972

NET INCOME (LOSS) PER SHARE
Basic	($0.36)	$0.25
Diluted	($0.36)	$0.23

SHARES USED IN NET INCOME (LOSS) PER SHARE
Basic	28,220,970	24,274,396
Diluted	28,220,970	26,234,692

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended
	March 31,	April 1,
	2007	2006

Cost of revenue	$669	$706
Research and development	1,936	511
Sales and marketing	2,014	854
General and administrative	3,269	686
Total	$7,888	$2,757

(1)	Includes $231,000 of charges related to severance payments.
(2)	Includes $653,000 of charges related to an order cancellation by one customer and $170,000 of severance payments.
(3)	Includes $600,000 of charges related to an order cancellation and $1,938,000 charges related to sales & use tax.

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2007	Three Months Ended April 1, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(10,157)	$5,972
Adjustments to reconcile net income to net cash
used in operating activities:
Depreciation and amortization	1,298	607
Provision (benefit) for doubtful accounts receivable, net of writeoffs	145	20
Deferred income taxes	(6,198)	(910)
Stock-based compensation	7,888	2,757
Changes in operating assets and liabilities:
Accounts receivable	34,782	1,386
Inventories	(391)	(19,385)
Prepaids and other assets	(2,572)	(4,323)
Accounts payable and other payables	(12,803)	21,661
Sales tax payable	1,521	(36)
Accrued expenses	(3,917)	(719)
Income taxes payable	949	(3,179)
Deferred cost of sales	2,043	7,925
Deferred revenue	(2,223)	(8,638)
Net cash provided by operating activities	10,365	3,138
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(124,331)	(62,961)
Proceeds from sales and maturities of marketable securities	136,848	16,548
Terrascale acquisition, net of cash acquired	(150)	—
Purchases of property and equipment	(2,028)	(1,131)
Expenditures for intangibles	(36)	(51)
Net cash provided by (used in) investing activities	10,303	(47,595)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon follow on
offering—net of issuance costs	—	138,471
Restricted stock to cover taxes	(51)	—
Excess tax benefit of stock options exercised	(430)	11,375
Proceeds from issuance of common stock upon ESPP purchase	1,065	829
Proceeds from issuance of common stock upon exercise of stock options	966	1,427
Net cash provided by financing activities	1,550	152,102

Effect of exchange rate changes on cash and cash equivalents	(12)	—
NET INCREASE IN CASH AND CASH EQUIVALENTS	22,206	107,645

CASH AND CASH EQUIVALENTS—Beginning of period	30,446	29,099
CASH AND CASH EQUIVALENTS—End of period	$52,652	$136,744

RACKABLE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,	April 1,
	2007	2006

GAAP GROSS PROFIT	$9,024	$19,494
Add back stock-based compensation	669	706
Non-GAAP GROSS PROFIT	$9,693	$20,200

GAAP GROSS MARGIN	12.5%	23.1%
Add back stock-based compensation	1.0%	0.8%
Non-GAAP GROSS MARGIN	13.5%	23.9%

GAAP INCOME (LOSS) FROM OPERATIONS	$(17,874)	$9,318
Add back:
Stock-based compensation	7,888	2,757
Amortization of intangible assets - Terrascale acquisition	376	-
Amortization of patents and customer list	359	359
Quarterly payout related to Terrascale acquisition	1,295
Non-GAAP INCOME (LOSS) FROM OPERATIONS	$(7,956)	$12,434

GAAP NET INCOME (LOSS)	$(10,157)	$5,972
Add back (deduct):
Stock-based compensation	7,888	2,757
Amortization of intangible assets - Terrascale acquisition	376	-
Amortization of patents and customer list	359	359
Quarterly payout related to Terrascale acquisition	1,295
Adjustment to tax provision (1)	(3,398)	(1,203)
Non-GAAP NET INCOME (LOSS) (2)	$(3,637)	$7,885

GAAP NET INCOME (LOSS) PER SHARE - BASIC/DILUTED	($0.36)	$0.23
Add back:
Stock-based compensation, amortization of intangible assets - Terrascale acquisition, amortization of patents and customer list, quarterly payout related to acquisition and adjustment to tax provision.	$0.23	$0.07
Non-GAAP NET INCOME (LOSS) PER SHARE - DILUTED	($0.13)	$0.30

SHARES USED IN COMPUTING NET INCOME (LOSS) PER SHARE
BASIC/DILUTED - GAAP	28,220,970	26,234,692
BASIC/DILUTED - Non-GAAP	28,220,970	26,234,692

(1)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 40.9% for the three months ended March 31, 2007 and April 1, 2006.

(2)
Non-GAAP Net Loss for the three months ended March 31, 2007 includes $1,253,000 of charges related to an order cancellation by one customer, $401,000 of charges related to severance payments and $1,938,000 of charges related to sales & use tax.